UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 2, 2009

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215)-735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01        Other Events.

On November 2, 2009, Republic First Bancorp, Inc., the “Company,” announced that it has begun preparations for a 2009 annual meeting of shareholders, should one prove necessary.  Earlier this year, the Company reported that it had not fixed a date for a 2009 annual meeting of shareholders in anticipation of completing a merger with Metro Bancorp, Inc., or “Metro” (formerly known as Pennsylvania Commerce Bancorp, Inc.).

While the Company believes the merger with Metro will be completed prior to year end, the completion of the merger remains subject, among other things, to the receipt of required regulatory approvals, which are outside of the Company’s control.

Accordingly, the board of directors of the Company has fixed December 23, 2009 as the date for the 2009 annual meeting of shareholders, should the merger with Metro not be completed by such date.

In order to have the Company consider the inclusion of a shareholder proposal in the Company’s proxy statement for the annual meeting, a shareholder must submit his proposal to the Company in accordance with the Company’s bylaws and Securities and Exchange Commission Rule 14a-8 no later than November 13, 2009.  Any shareholder proposal received after November 13, 2009 will be considered untimely.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: November 2, 2009	By: Frank A. Cavallaro Frank A. Cavallaro Senior Vice President and Chief Financial Officer